EXHIBIT 23.2

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2 No. 333- ) of SmartServ Online, Inc. for the registration of 24,622,202 shares of its common stock and to the inclusion of our report dated April 23, 2003 (except for the second paragraph of Note 1 as to which the date is March 24, 2004), included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

May 11, 2004